NEWS



FOR IMMEDIATE RELEASE

                                                     Contacts:

                                                     Investors
                                                              Dennis Kelly
                                                              703-246-0318
                                                              dkelly@anteon.com

                                                              Media
                                                              Mark Meudt
                                                              703-246-0525
                                                              mmeudt@anteon.com



                 ANTEON REPORTS RECORD 1st QUARTER 2005 RESULTS


     o    Revenues of $350.0 million, up 21.5%; 17.1% organic
     o    Operating income of $30.8 million, up 30.9%
     o    Fully diluted EPS of $0.48, up 33.3%


         FAIRFAX, VA, April 28, 2005 - Anteon International Corporation,  (NYSE:
ANT), a leading information technology, and systems engineering and integration company, announced today its operating results for the first quarter ended March 31, 2005.

Financial Results

Revenues for the first quarter of 2005 increased 21.5% to $350.0 million from $288.2 million for the comparable period in 2004. The organic revenue growth rate was 17.1%. Operating income for the first quarter increased 30.9% to $30.8 million from $23.5 million for the comparable period in 2004. Operating income margin improved to 8.8% from 8.2% for the comparable period in 2004. Net income for the first quarter increased 35.2% to $18.0 million versus $13.3 million in the comparable period in 2004. Net income for the first quarter of 2005 included other income of $551,250, after-tax, due to the reversal of an acquisition related reserve. Earnings per share on a fully diluted basis was $0.48 versus $0.36 in the comparable quarter in 2004, an increase of 33.3%. Cash flow from operations for the first quarter was $51.7 million, and days sales outstanding improved 5 days to 77.

A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

New Business

Anteon generated $443 million of new business orders during the first quarter. Contracts awarded during the first quarter included:

     - The U.S. Army's Simulation, Training, and Instrumentation Command for Urban Operations and Live Training Ranges contract, with a ceiling value of $350 million;

     - A $150 million ceiling value, multiple-award contract with the U.S. Government Services Administration Public Building Service to support the Chief Information Officer;

     - A $117 million ceiling value contract to support the U.S. Army Medical Communications for Combat Casualty Care program by providing IT and communications solutions to the Army health care system around the world;

     - A $48 million ceiling value contract with the U.S. Navy's Littoral Combat Ship Program Office to provide engineering services to this key element of the Navy's transformation strategy; and

     - A $47 million ceiling value contract for the U.S. Navy's Integrated Warfare System Program Office, providing acquisition management and engineering services.

CEO Comments

         Joseph M. Kampf, President and Chief Executive Officer of Anteon, said, "The first quarter of 2005 was another strong quarter for Anteon as we continue to grow our business in mission support areas critical to homeland defense and national security. I am extremely pleased with the quick start we are experiencing with new business awards this year. We are experiencing rapid growth in our simulation and training business with the Army and our systems engineering work with the Navy, while strengthening our position in the federal civilian agency market. In addition, we have added over 350 net new hires this quarter, bringing our total employee population to almost 9,200. I am confident that 2005 will be another exceptional year for Anteon."


Company Guidance

The Company provides guidance for the second quarter 2005 and updates its full year 2005 guidance as summarized in the table below.

                             2005 FINANCIAL GUIDANCE
            Dollars and shares in millions, except per share amounts

                                           Q2 2005              Full Year 2005
                                           -------              --------------

Revenues                                 $355-$370                $1,440-$1,470

Weighted Average Shares
Outstanding                                 37.8                      38.0

Tax Rate                                    38.75%                    38.75%

Fully Diluted Earnings Per Share    Meet or exceed $0.46    Meet or exceed $1.91

Conference Call

         Anteon has scheduled a conference call for 10:00 a.m. Eastern Daylight Time TODAY, April 28, 2005, during which senior management will discuss first quarter results and respond to questions. The conference call will be Webcast listen only via Anteon's website at www.anteon.com.

         A telephone replay of the call also will be available beginning at 1:00 p.m. Eastern Daylight Time on April 28, 2005, until midnight May 3, 2005. To access the replay, call 877 519-4471 U.S. or 973 341-3080 International. The confirmation code for access to the replay is 5958490. A replay also will be available on Anteon's website shortly after the conclusion of the call.

                                  About Anteon

         Anteon, headquartered in Fairfax, Virginia, is a leading systems integrator, providing information technology and engineering solutions to the U.S. federal government and international customers. Anteon designs, integrates, maintains and upgrades state-of-the-art systems for national defense, intelligence, homeland security and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. The Company was founded in 1976 and has grown to currently employ almost 9,200 employees in more than 100 offices worldwide. Anteon consistently ranks among the top information technology integrators based on independent surveys, and has been named to the Forbes List of the 400 Best Big Companies in 2005, earning distinction on the Forbes Platinum List. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

         The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.


                                      # # #





                                                  ANTEON INTERNATIONAL CORPORATION
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         For the three months ended March 31, 2005 and 2004
                                               ($ and shares in thousands, except EPS)


                                               Three Months Ended    Three Months Ended      Percentage
                                                 March 31, 2005        March 31, 2004          Change
                                               -------------------   -------------------    --------------


Revenues                                            $   349,982          $    288,150               21.5%

   Costs of revenues                                    298,226               248,059
   General and  administrative expenses                  20,270                15,875
   Amortization of intangible assets                        686                   679
                                               ----------------      ----------------
Operating income                                         30,800                23,537               30.9%
    Operating margin                                       8.8%                  8.2%

   Other income                                             873                     2
   Interest expense, net of interest income               2,214                 1,794
   Minority interest in earnings                           (29)                   (5)
                                               ----------------      ----------------
Pretax income                                            29,430                21,740               35.4%
   Income tax provision                                  11,406                 8,406
                                               ----------------      ----------------
Net income                                          $    18,024          $     13,334               35.2%
                                               ================      ================
    After tax margin                                       5.1%                  4.6%

EBITDA                                                   33,421                25,266               32.3%
Cash flow from operations                                51,713                   549
Tax rate                                                  38.8%                 38.7%

Basic shares                                             36,287                35,448
Diluted shares                                           37,590                37,147
EPS, basic                                          $      0.50          $       0.38               30.7%
EPS, diluted                                        $      0.48          $       0.36               33.3%





                                               ANTEON INTERNATIONAL CORPORATION
                                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (in thousands)


                                                                 As of                     As of
                                                            March 31, 2005           December 31, 2004            $ Change
                                                         ------------------        -------------------       -----------------

ASSETS
    Cash and cash equivalents                                 $      35,145            $         4,103            $     31,042
    Accounts receivable, net                                        299,133                    317,296                (18,163)
    Other current assets                                             15,509                     17,205                 (1,696)

    Property and equipment, net                                      13,367                     12,920                     447
    Goodwill, net                                                   241,951                    242,066                   (115)
    Intangible and other assets, net                                 18,329                     19,836                 (1,507)
                                                         ------------------        -------------------       -----------------
Total assets                                                  $     623,434            $       613,426            $     10,008
                                                         ==================        ===================       =================

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable, accrued expenses and other
      current liabilities                                     $     157,010            $       154,031            $      2,979
    Indebtedness                                                    164,175                    184,388                (20,213)
    Deferred revenue                                                 22,024                     13,764                   8,260
    Other long-term liabilities                                      13,267                     13,685                   (418)
                                                         ------------------        -------------------       -----------------
Total liabilities                                                   356,476                    365,868                 (9,392)

Minority interest in subsidiaries                                       311                        282                      29
Stockholders' equity                                                266,647                    247,276                  19,371
                                                         ------------------        -------------------       -----------------
Total liabilities and stockholders' equity                    $     623,434            $       613,426            $     10,008
                                                         ==================        ===================       =================



                                                  ANTEON INTERNATIONAL CORPORATION
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           ( in thousands)
                                               Three months ended March 31, 2005, 2004

                                                                        Three Months Ended    Three Months Ended
                                                                          March 31, 2005        March 31, 2004
                                                                        -------------------   -------------------
Cash flows from operating activities:

Net income                                                                  $    18,024           $   13,334
Adjustments to reconcile net income  to net cash
    provided by (used in) operating activities:
Gain on reversal of acquisition related reserve                                   (900)                   --
Depreciation and amortization of property and equipment, intangible
assets and deferred financing fees                                                1,940                1,916
Deferred income taxes                                                             (966)                (877)
Minority interest in earnings of subsidiaries                                        29                    5
Changes in assets and liabilities, net of acquired assets and
liabilities                                                                      33,586             (13,829)
                                                                        ---------------         ------------
Net cash provided  by operating activities                                       51,713                  549
                                                                        ---------------         ------------

Cash flows from investing activities:
Purchases of property and equipment and other assets                            (1,538)                (685)
Costs of acquisitions, net of cash acquired                                         115                   --
                                                                        ---------------         ------------
Net cash used in investing activities                                           (1,423)                (685)
                                                                        ---------------         ------------

Cash flows from financing activities:
Deferred financing costs                                                             --                 (75)
Principal payments on term loans                                                  (413)                (375)
Net proceeds (payments) on revolving credit facility                           (19,800)                (300)
Proceeds from issuance of common stock, net of expenses                           1,045                1,109
Principal payments under capital lease obligations                                 (80)                 (82)
                                                                        ---------------         ------------
Net cash provided by (used for) financing activities                           (19,248)                  277
                                                                        ---------------         ------------

Net increase (decrease) in cash and cash equivalents                             31,042                  141

Cash and cash equivalents, beginning of year                                      4,103                2,088
                                                                        ---------------         ------------
Cash and cash equivalents, end of year                                      $    35,145           $    2,229
                                                                        ===============         ============



                                            RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                           ( in thousands)

                                                                                                   Trailing
                                                                                                    Twelve
                                            Q2 2004       Q3 2004       Q4 2004      Q1 2005        Months
                                            -------       -------       -------      -------        ------
Net Income                                $    14,665   $   16,849    $   16,957   $   18,024     $  66,495

Provision for income taxes                      8,271        9,936        10,503       11,406        40,116
Interest expense, net of interest income        1,950        1,831         2,194        2,214         8,189
Amortization                                      680          542           775          686         2,683
Depreciation                                      934          958         1,071        1,091         4,054
                                          -----------   ----------    ----------   ----------   -----------
EBITDA (1)                                $    26,500   $   30,116    $   31,500   $   33,421     $ 121,537
                                          ===========   ==========    ==========   ==========   ===========


(1) The Company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. "EBITDA" as defined represents income before income taxes plus depreciation, amortization, and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cashflows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America).

     RECONCILIATION BETWEEN TOTAL REVENUE GROWTH AND ORGANIC REVENUE GROWTH
                                 (in thousands)

                                                              Q1 2005
                                                          ---------------

                  2004Revenue                             $      288,150
                  2005 Revenue                                   349,982
                                                          ---------------
                  Total Revenue Growth over 2004                   21.5%

                  2004 Revenue (a)                               288,150
                                                          ===============

                  2005 Revenue                                   349,982
                  Less 2005 IMSI and STI Revenues               (12,430)
                                                          ---------------
                  Adjusted Total 2005 Revenue (b)         $      337,552
                                                          ===============

                  Organic Revenue Growth over 2004
                  (b-a)/a   (2)                                    17.1%

(2) The Company believes that organic growth is a useful supplemental measure to revenue. The Company uses organic growth as part of its evaluation of core operating results and underlying trends.


          RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                 (in thousands)

                      Free Cash Flow                        Q1 2005
                      --------------                    --------------
                      Cash flow from operations           $     51,713
                      Less: capital expenditures               (1,538)
                                                        --------------
                      Free cash flow  (3)                 $     50,175
                                                        ==============


(3) The Company believes that free cash flow is a useful supplemental measure of cash available to the Company after the payments for the capital expenditures.


                              NET DEBT RECONCILIATION
                                  ( in thousands)
                                                           As of
         Net Debt                                      March 31, 2005
         --------                                      ---------------
         Revolving Credit Facility                       $          --
         Term Loan B                                           164,175
                                                       ---------------
         Total  debt:                                          164,175

         Less: Cash                                           (35,145)
                                                       ---------------
         Net Debt  (4)                                   $     129,030
                                                       ===============

(4) The Company believes that net debt is a useful measure of actual indebtedness of the Company.

              RECONCILIATION BETWEEN PRO FORMA EPS AND REPORTED EPS
                           (in thousands, except EPS)

                                      2005
 -------------------------------------------------------------------------------
                                                                       Q1
                                                                 --------------
                      Net Income                                  $     18,024

                      Basic Shares                                      36,287
                      Diluted Shares                                    37,590

                      Reported Basic EPS                          $       0.50
                      Reported Diluted EPS                        $       0.48

                      Subtract: Other Income (net of tax)                  551
                                                                 --------------
                      Pro Forma Net Income                        $     17,473

                      Basic Shares                                      36,287
                      Diluted Shares                                    37,590

                      Pro Forma Basic EPS   (5)                   $       0.48
                      Pro Forma Diluted EPS (5)                   $       0.46



(5) The Company believes that pro forma basic and diluted EPS calculations, which exclude non-recurring events, are a better reflection of on-going operational performance.